Exhibit 10.1

Asset Purchase Agreement
between
GRI Bio, Inc.
and
Aardvark Therapeutics, Inc.

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of August 2023 (“Effective Date”) between Aardvark Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware, with its principal offices at 4747 Executive Drive, Suite 1020, San Diego, California 92121 US (“Aardvark”), and GRI Bio, Inc. (formerly, Vallon Pharmaceuticals, Inc.), a company organized and existing under the laws of Delaware, with its principal offices at 2223 Avenida De La Playa #208, La Jolla, CA 92037 (“GRI”).
Aardvark and GRI may be referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals:
1.    GRI is the owner of the Purchased Assets (defined below), which consists of (a) an Exclusive License Agreement with Medice (“Medice”) for EU rights to the Patent Family (listed in Exhibit A); (b) the Patent Family listed in Exhibit A; and (c) files (of contract manufacturing and FDA correspondence) for a formulation described in IND No. 133072, ADAIR for the Treatment of ADHD and Narcolepsy, filed with the United States FDA.
2.    [***].
3.    Hence, the Parties desire to enter into this Agreement with the aim of Aardvark attempting to develop an abuse deterrent [***].
THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1. DEFINITIONS
The terms defined herein have the meanings ascribed to them whenever used in this Agreement, unless otherwise clearly indicated by the context:
1.1    “Affiliate(s)” of a Person or Persons means any other Person that, directly or indirectly, controls such Person or is controlled by such Person or is under common control with such Person, where “control” means power and ability to direct the management and policies of the controlled Person through ownership of voting shares of the controlled Person or by contract or otherwise.
1.2    “Ancillary Agreement” means the License Agreement between Vallon (now GRI) and Medice Arzneimittel Pűtter GmbH & Co. KG dated January 6, 2020 and attached hereto as Exhibit B
1.3    “Asset” means (a) the Ancillary Agreement; (b) the Patent Family listed in Exhibit A; and (c) files (of contract manufacturing and FDA correspondence) for a formulation described in IND No. 133072, ADAIR for the Treatment of ADHD and Narcolepsy, filed with the United States FDA.
1.4    “Commercially Reasonable Efforts” means, with respect to Aardvark and any obligation under this Agreement, that level of effort and resources reasonably required to carry out such obligation consistent with the effort commonly used by similarly situated Persons in the industry for an active and continuing program of development and commercialization of a pharmaceutical product that is of similar market potential and at a similar stage in its development or product life. In view of the need to first identify a Project Product formulation and determine if it is an A, a B or a C formulation, the preclinical, clinical and manufacturing efforts shall be started once the Project Product formulation is determined.
1.5    “FDA” means the US Food and Drug Administration or any successor entity.
1.6    “Net Sales” [***].
1.7    “NDA” means a new drug application or its equivalent submitted to the FDA.
1.8    “Patent Rights” means the patents listed in Exhibit A which GRI warrants are its sole and only forms of intellectual property relating to the Asset.
1.9    "Person(s)” means an individual, partnership, limited liability company, corporation, association, business trust, joint stock company, trust, unincorporated organization, joint venture, governmental authority or other entity of whatever nature.
1.10    “Project Product” means any of Project Product A, Project Product B, or Project Product C.
1.11    “Project Product A” means an amphetamine abuse-deterrent formulation developed by Aardvark or its Affiliate that has components to deter nasal snorting and injection, [***].
1.12    “Project Product B” means an amphetamine abuse-deterrent formulation developed by Aardvark or its Affiliate that has components to deter nasal snorting and injection, [***].
1.13     “Project Product C” means an amphetamine abuse-deterrent formulation developed by Aardvark or its Affiliate that has components to deter nasal snorting and injection, [***].
1.14    “Purchased Assets” means the Asset described in Section 1.3.

ARTICLE 2. PURCHASE OF PRODUCT RIGHTS
2.1    Purchase of Purchased Assets. Subject to the terms and conditions of this Agreement, Aardvark hereby purchases from GRI, and GRI hereby sells, conveys, assigns, transfers, and delivers the Purchased Assets to Aardvark.
2.2    Assumption of Obligations and Liabilities. Aardvark hereby assumes all liabilities and obligations arising from or related to any of the Purchased Assets, including without limitation, all obligations and liabilities arising from or related to the Ancillary Agreement.
2.3    Consideration for Purchased Assets. Aardvark will pay GRI $250,000 upfront payment upon execution of this Agreement.
ARTICLE 3. MILESTONE PAYMENTS FOR COMMERCIALIZATION OF PROJECT PRODUCT
3.1    As a first additional consideration for the Purchased Assets, Aardvark will pay GRI or its designee $[***] million upon Aardvark’s first filing of an NDA in the US for Project Product A, Project Product B or Project Product C.

As a second additional consideration for the Purchased Assets, only for Project Product A, Aardvark will pay GRI or its designee the following one-time milestone payments:

    $[***] million upon US FDA NDA approval of a Project Product A;
    $[***] million upon cumulative worldwide Net Sales of Project Product A of $[***] million;
    $[***]million upon cumulative worldwide Net Sales of Project Product A of $[***] million;
    $[***] million upon cumulative worldwide Net Sales of Project Product A of $[***] million;
    $[***] million upon cumulative worldwide Net Sales of Project Product A of $[***] million;
    $[***] million upon the first commercial sale of Project Product A anywhere in the world (other than the United States, Asia and Europe);
    $[***] million upon the first commercial sale of Project Product A in Asia;
    $[***] million upon cumulative Net Sales of Project Product A of $[***] million anywhere in the world (other than the United States, Asia and Europe); and
    $[***] million upon cumulative Net Sales of Project Product A of $[***] million in Asia.

As a second additional consideration for the Purchased Assets, only for Project Product B, Aardvark will pay GRI or its designee the following one-time milestone payments:
    $[***] million upon US FDA NDA approval of a Project Product B;
    $[***] million upon cumulative worldwide Net Sales of Project Product B of $[***] million;
    $[***] million upon cumulative worldwide Net Sales of Project Product B of $[***] million;
    $[***] million upon cumulative worldwide Net Sales of Project Product B of $[***] million;
    $[***] million upon cumulative worldwide Net Sales of Project Product B of $[***] million;
    $[***] million upon the first commercial sale of Project Product B anywhere in the world (other than the United States, Asia and Europe);
    $[***] million upon the first commercial sale of Project Product B in Asia;
    $[***] million upon cumulative Net Sales of Project Product B of $[***] million anywhere in the world (other than the United States, Asia and Europe); and
    $[***] million upon cumulative Net Sales of Project Product B of $[***] million in Asia.

3.2    Diligence Covenant. Aardvark will use Commercially Reasonable Efforts to first attempt to make Project Product A, and if that fails, Project Product B and if that fails, Project Product C, or Aardvark will terminate the program and this Agreement. If Project Product A, Project Product B or Project Product C are developed pre-clinically, efforts will be made to clinically develop whichever Project Product is selected and endeavor to : (i) develop and commercialize a

Project Product, (ii) seek and obtain regulatory approval related to the marketing and sale of a Project Product globally but first in North America, then in Europe and thirdly in Asia, and (iii) achieve each of the milestones set forth in Section 3.1 according to the Project Product (A, B or C) selected. Within [***] after the Effective Date, Aardvark will endeavor to begin attempts to make a Project Product A with the understanding that this may be delayed due to financial constraints with Aardvark would report to GRI.
3.3    Progress Reports. In furtherance of the foregoing, Aardvark shall deliver to GRI confidential reports [***] updating GRI what has been achieved and the direction the data has taken Project Product A or B. Once Product Project A or B has been commercialized, Aardvark or a licensee shall report Net Sales, if applicable, and the calculation thereof (“Progress Reports”).
3.4    Records; Audits. During the term of this Agreement, and for a period of three (3) years thereafter, Aardvark shall keep complete and accurate records pertaining to its Net Sales of Project Product A or B in sufficient detail to permit GRI to confirm the accuracy of payments due hereunder. GRI shall have the right to cause an independent, certified public accountant to audit Aardvark’s records to confirm the accuracy of payments made hereunder for a period covering not more than the preceding three (3) years. GRI agrees to treat, and to use its best efforts to cause such accountant to treat, all such information as confidential and not to use or disclose any such information for any purpose except to determine compliance with this Agreement. For the avoidance of doubt, Aardvark shall not be obligated to provide GRI or such accountant with access to any records or information other than that which is necessary to confirm the accuracy of the payments made hereunder. Such audits may be exercised once each year and during normal business hours upon reasonable prior written notice to Aardvark. Prompt adjustments and payments shall be made by the parties to reflect the results of such audit. GRI shall bear the full cost of such audit unless such audit discloses a deficiency of more than five percent (5%) from the amount due under this Agreement, in which case, Aardvark shall bear the full cost of such audit.
3.5    Patent Rights Maintenance for Project Product A. Aardvark shall maintain and pay for maintenance fees and annuities required to maintain the Patent Rights until a Project Product has been determined, and thereafter, if a Project Product A is being developed and either transfer the Exhibit A list of patents to its annuity service provider or maintain via the current annuity service provider. If Aardvark needs to defend patent validity challenges of the Patent Rights and to enforce the Patent Rights against generic competitors, GRI shall provide assistance (such as making inventors available as witnesses or contributing scientific knowledge) to Aardvark or its enforcement designee in the event such assistance is needed, in each case at Aardvark’s sole cost and expense.
3.6    Withholding. Aardvark and any other party making a payment pursuant to this Agreement will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement any amounts that Aardvark is required to deduct and withhold pursuant to applicable tax law. To the extent that any such amounts are so deducted or withheld and promptly paid to the appropriate taxing authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, if Aardvark determines that any amounts are required to be deducted and withheld, Aardvark shall provide written notice to GRI of such determination and allow GRI the opportunity to provide any forms, reports or certificates as may be permitted by applicable law to reduce or eliminate such withholding or deduction. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of any payment made by Aardvark and any other party making a payment pursuant to this Agreement. Any amount withheld pursuant to this Section 3.4 will be remitted to the appropriate taxing authority in accordance with applicable law.

3.7    Additional Purchase Price. The milestone payments made pursuant to Section 3.1 shall be treated as an additional purchase price for the Purchased Assets, including for tax purposes, except as otherwise required by law.
3.8    Asset Transfer. GRI shall use commercially reasonable efforts to promptly transfer to Aardvark all physical embodiments of the Assets, including, without limitation, all formulations, available product supplies, documents, contracts, trade secrets, correspondence, clinical trial data and results and FDA IND rights and associated correspondence, any kind or nature anywhere in the world that are owned by GRI and that are used, held for use, or related to the Assets or the development, manufacturing, licensing, or exploitation thereof.
ARTICLE 4. INDEMNIFICATION
4.1    DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GRI MAKES NO ASSERTIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY SOLD HEREUNDER OR INFORMATION DISCLOSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY FOR A PARTICULAR PURPOSE, VALIDITY OF ANY INTELLECTUAL PROPERTY LICENSED HEREUNDER, WHETHER PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE PROPERTY RIGHTS OF THIRD PARTIES.
4.2    Indemnification. Each Party shall indemnify and hold harmless the other Party and its agent, directors, employees and Affiliates (“Indemnified Persons”) from and against any and all liabilities, damages, costs or expenses (including reasonable attorneys’ fees and disbursements) arising out of or related to any third party claim, demand, suit, action or proceeding (“Third Party Claim”) which is the result of (i) any breach or non-performance of the indemnifying Party’s obligations, assertions or warranties under this Agreement, or (ii) the gross negligence or intentional misconduct of the indemnifying Party; provided, however, that the foregoing indemnification obligation shall not apply to the extent that the Third Party Claim is the results of (y) any breach or non-performance of an Indemnified Person’s obligations, assertions or warranties under this Agreement, or (z) the gross negligence or intentional misconduct of an Indemnified Person.
4.3    Aardvark Indemnification Obligation. Aardvark shall indemnify and hold harmless GRI and GRI Indemnified Persons from and against any Third Party Claim which is the result of (i) the death of, injury to, or damage to property of any Person resulting from the research, development, manufacture and/or use of the Product Rights or a Project Product, except for any such claims, losses, damages or liabilities arising out of the gross negligence or willful misconduct of GRI or any of its Affiliates, or (ii) any product liability, pre-clinical trial liability or other claims to the extent arising out of the gross negligence or willful misconduct of Aardvark.
4.4    Indemnification Procedures. The Indemnified Persons shall give written notice to the indemnifying Party with reasonable promptness upon becoming aware of any Third Party Claim or other facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Persons. The indemnifying Party shall have the right to undertake the defense of any such Third Party Claim and the Indemnified Persons shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the indemnifying Party in connection therewith at the indemnifying Party’s expense. The indemnifying Party shall not be liable for any Third Party Claim settled without its consent, which consent shall not be unreasonably withheld or delayed.

ARTICLE 5. TERM AND TERMINATION
5.1    Term. This Agreement shall become effective as of the Effective Date, and shall continue in force and effect until terminated upon (a) the mutual written agreement of the Parties that may be made on a territory-by-territory basis, or (b) termination as set forth in Section 5.2 (“Termination”).
5.2    Termination for Cause. If Aardvark breaches or fails to perform any material term of this Agreement, the parties shall discuss solutions and attempt to resolve any differences for a period of 60 days (during which time Aardvark shall also be entitled to cure any such breach or non-performance). If after such 60 day period has expired, and the parties have not resolved the issue or the breach or non-performance has not been cured, then GRI may terminate this Agreement upon written notice to Aardvark.
5.3    Termination Rights. In an event of Termination, Aardvark will transfer and assign the Assets to GRI, including, without limitation, the Patent Rights listed in Exhibit A herein and any regulatory filings, such as IND No. 122072, on a territory-by-territory basis as appropriate for the termination. In furtherance of the foregoing, Aardvark, at Aardvark’s sole cost and expense, shall execute and deliver or cause to be executed and delivered, all instruments, agreements, and other documents and take, or cause to be taken, all such actions necessary to effectuate the foregoing.
ARTICLE 6. REPRESENTATIONS AND WARRANTIES
6.1    Organization and Authorization. Each Party is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on the transactions contemplated under this Agreement. This Agreement will constitute a legal, valid, and binding obligation of each Party, enforceable against such Party in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application relating to or affecting creditors’ rights generally and by equitable principles.
6.2    No Violation. The execution, delivery and performance of this Agreement by each Party will not result in (i) any violation of, any conflict with in any material respect, or a material default under, with or without the passage of time or the giving of notice (A) any provision of such Party’s organizational documents; (B) any provision of any permit, franchise, judgment, decree or order to which such Party is a party, by which it is bound, or to which any of its material assets are subject; (C) any material contract, obligation, or commitment to which such Party is a party or by which it is bound; or (D) any laws applicable to such Party, or (ii) the creation of any lien, charge or encumbrance upon any material assets of such Party.
6.3    No Consents or Approvals. The execution and delivery of and performance under this Agreement by each Party require no approval or other action from any governmental authority or Person within such Party’s jurisdiction of organization.
6.4    Compliance with Laws. To the best of GRI’s knowledge, GRI complies, and has at all times complied, in all material respects with all laws in connection with the conduct, ownership, use, occupancy or operation of the Assets and Patent Rights, and GRI has not received during the past five years, nor, to the knowledge of GRI, is there any basis for, any notice or other communication from any governmental authority, other than the FDA communications that will be provided, or any other Person that GRI is not in compliance in any material respect with any law applicable to the Assets or Patent Rights.
6.5    Intellectual Property. Subject to the Ancillary Agreement, GRI represents and warrants that if exclusively owns and possesses all right, title and interest in and to the Patent Rights. To the best of GRI’s present knowledge, none of the Patent Rights are invalid or unenforceable. No loss or expiration of any of the Patent Rights is pending, reasonably foreseeable or, to the knowledge of GRI, threatened, except for the expiration of any patents included in the Patent Rights at the end of their natural term. No Patent Rights are subject to any maintenance fees or actions falling due within 60 days after the completion of this Agreement. GRI has taken all action necessary or reasonably advisable, performed all customary or prudent acts, recorded or filed all documents and paid all fees (to the extent applicable) required or reasonably advisable to protect and maintain in full force and effect the Patent Rights. Each employee of GRI (formerly Vallon) has executed a valid and enforceable written agreement assigning to GRI (formerly Vallon) ownership of all right, title and interests in any Patent Rights created by such employee, solely or jointly with others, in the course and scope of his or her employment by GRI. Any other Person who has created or invented any Intellectual Property purported to be Patent Rights has executed a valid and enforceable written agreement assigning to GRI ownership of all rights in such Patent Rights. To the best of GRI’s knowledge, no event has occurred, and, to GRI’s knowledge, no circumstance or condition exists, that (with or without notice or lapse of time) will, or reasonably could be expected to, resulted in the delivery, license or disclosure of any such trade secrets or confidential information (if any), included in the Assets, to any other Person and no such trade secrets or confidential information have been impermissibly disclosed to any other Person or accessed or used by any other Person in an unauthorized manner. The consummation of the transactions contemplated by this Agreement will not, under any existing contract or other existing arrangement binding on GRI, or, to the best of GRI’s knowledge, under any other basis: (i) grant any other Person any rights, licenses, or interests in or to any Patent Rights; or (iii) cause any Patent Rights, or the right to use any Patent Rights, to be abandoned, cancelled, expired, forfeited, or terminated. The exploitation of the Purchased Assets by Aardvark, including the manufacture, use, sale, import, and export of the any Project Product by Aardvark, to the best of GRI’s knowledge, will not infringe, misappropriate, or otherwise violate the Intellectual Property of any other Person (provided, however, the foregoing representation and warranty is to GRI’s knowledge with respect to the patents of any other Person). No Person has been granted any rights, licenses, options, or interests in or to any of the Patent Rights, other than the European rights which have been licensed to Medice Arzneimittel Pűtter GmbH & Co. KG pursuant to the Ancillary Agreement. There have been no claims made or threatened against GRI asserting the invalidity, misuse or unenforceability of any Patent Rights or challenging GRI’s exclusive ownership of the Patent Rights or right to use, commercialize or exploit any Patent Rights, and there is no basis for any such claim.
ARTICLE 7. GENERAL PROVISIONS
7.1    Transfer Taxes. All sales, use, value added, goods and services, gross receipts, transfer, recordation, stamp duties, excise, license or similar fees or taxes (collectively, “Transfer Taxes”) that may become payable in connection with the sale and/or transfer of the Purchased Assets to Aardvark, or any of the other transactions contemplated by this Agreement, shall be borne 100% by Aardvark. Any tax return that is required to be filed in respect of Transfer Taxes shall be filed by the Party that is responsible for filing such tax return and the other Party shall reasonably cooperate with such filing. The Parties shall reasonably cooperate with each other as may be required to lawfully obtain any available mitigation, reduction, or exemption from any applicable Transfer Taxes.
7.2    Allocation of Purchase Price. For U.S. federal income tax and applicable state and local tax purposes, the Parties shall allocate the purchase price among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. The Parties shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

7.3    Assignment. Neither Party shall assign this Agreement or any part thereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Each Party may, however, without such consent, assign or sell its rights under this Agreement: (a) in connection with the sale or transfer of all or substantially all of its pharmaceutical business to a third party; (b) in the event of a merger or consolidation with a third party; (c) in the event of a sale of the Project Product (A, B or C); or (d) to an Affiliate. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party has under this Agreement. Any assignment shall be contingent upon the assignee assuming in writing all of the obligations of its assignor under this Agreement.
7.4    No Agency; Independent Contractors. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the relationship between each of the Parties shall not constitute a partnership, joint venture, or agency, including for all tax purposes. No Party has the power or the right to bind, commit or pledge the credit of any other Party.
7.5    Publicity.
(a) Neither Party, nor any of either’s Affiliates, or any of its or their respective officers, directors, managers, employees, partners, agents, advisors or other representatives shall issue or cause the publication of any press release or other public announcement relating to this Agreement or the transactions contemplated hereby or thereby without the prior written consent of the other Party, except as such Person believes in good faith and based on reasonable advice of counsel is required by applicable law or by applicable rules of any stock exchange or quotation system on which such Person or its Affiliates lists or trades securities (in which case the disclosing Person will advise the other Party in writing before making such disclosure). Notwithstanding anything to the contrary herein, except to the extent prohibited by applicable law, either Party may issue or cause the publication of any press release or other public announcement the fact that this Agreement has been executed and delivered by the Parties (including material economic terms thereof), provided reasonable prior notice to the other Party.
(b) Without limiting the provisions of Section 7.5(a), no Party shall make publicly available this Agreement (or any portion of this Agreement) without the prior written consent of the other Party, except as any Party believes in good faith and based on reasonable advice of counsel is required by applicable law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties before making such disclosure and, upon the request of the any other Party, the Parties will work together in good faith to agree and pursue appropriate confidential treatment requests with respect to this Agreement). This Section 7.5 shall not apply to disclosures by a Party to its officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors, and other agents for the purpose of obtaining advice in connection with the transactions contemplated hereunder, it being understood that such officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors, and other agents will be informed of the confidential nature of this Agreement and will be directed to treat such information as confidential in accordance with the terms of this Agreement.
7.6    Governing Law; Governing Language. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of Delaware, exclusive of its conflicts of laws principles. All consents, notices, reports, and other written documents to be delivered or provided by a Party under this Agreement shall be in the English language.

7.7    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.
7.8    Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the Parties hereto.
7.9    Further Assurances. Each of the Parties shall execute and deliver all such further documents and instruments, do and perform all such acts, and provide all such information, cooperation, assistance and otherwise take such steps, in each case, as the other Party may reasonably require, to give full effect to the intent of this Agreement.
7.10    Waiver. No provision of this Agreement may be waived except by a writing signed by the Party entitled to the benefit thereof, and no such waiver of any provision hereof in one instance shall constitute a waiver of any other provision or of such provision in any other instance, omission, delay or failure on the part of any Party hereto in exercising any rights hereunder will constitute a waiver of such rights or of any other rights hereunder.
7.11    Severability. In the event that any of the provisions of this Agreement shall be determined invalid, void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.
7.12    Force Majeure. If an event of force majeure, any act, cause, contingency or circumstances beyond the reasonable control of such Party, including, but not limited to, any government action, order or restriction (whether foreign, federal or state), war (whether or not declared), public strike, riot, labor dispute, act of God, flood, pandemic or public or natural disaster (“Force Majeure”) occurs, such occurrence could not have been reasonably foreseen by either Party at the execution hereof, and such occurrence is not attributable to either Party, and a Party is prevented from performing its obligations under this Agreement (the “Affected Party”), such Affected Party shall not be liable for failure to perform, in whole or in part, its obligations under this Agreement and shall promptly provide written notice after the occurrence of the Force Majeure to the other non-affected Party. The Affected Party shall use all reasonable efforts to expeditiously mitigate the delay or failure to perform its obligations affected by the Force Majeure. Both Parties will discuss in good faith and determine treatment of this Agreement and shall continue at all times to perform and observe the terms and conditions of this Agreement insofar as they are not affected by such Force Majeure.

7.13    Counterparts. This Agreement may be executed in one or more counterparts (including electronically-transmitted counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
7.14    Notices. All notices, statements, and reports required to be given under this Agreement shall be in writing and shall be deemed to have been given upon delivery in person or, when deposited in the mail in the country of residence of Party giving the notice, by electronic mail with a copy by postage prepaid or with a professional courier service (e.g., FedEx or UPS), and addressed as follows:
To GRI:    GRI Bio, Inc.
2223 Avenida De La Playa #208
La Jolla, CA 92037
Attn: Leanne Kelly
e-mail:
with a copy to (which    e-mail:
shall not constitute notice)
To Aardvark:    Aardvark Therapeutics Inc.
4747 Executive Drive, Suite 1020,
San Diego, CA 92121 US
Attn: Tien Lee, M.D.
Email:
with a copy to (which     Jeff Oster
shall not constitute notice)    General Counsel
4747 Executive Drive, Suite 1020,
San Diego, CA 92121 US
e-mail:
Any Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Party at the address and in the manner provided above.

IN WITNESS WHEREOF, Aardvark and GRI have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the day and year indicated above.

Aardvark Therapeutics, Inc.
By: /s/ Tien Lee, M.D._________
Print Name: Tien Lee, M.D.
Title: President & CEO
Date: August 22, 2023
GRI Bio, Inc.
By: /s/ Marc Hertz, Ph.D.______
Print Name: Marc Hertz
Title: CEO
Date: August 22, 2023

Exhibit A- Patent Schedule

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